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                                                                      EXHIBIT 21

               BANCORP HAWAII, INC., CORPORATE ORGANIZATION CHART

  Bancorp's organizational structure at December 31, 1993 follows. All of the subsidiaries are wholly owned except for those entities for which directors are required by law to have directors' qualifying shares. All the entities are consolidated with the immediate parent company.

                         BANCORP HAWAII, INC. (PARENT)
                              BANK HOLDING COMPANY

Subsidiaries:

  BANCORP PACIFIC, INC.

  Subsidiaries:

    First Federal Savings & Loan Association of America
    First Service Corporation (Parent)
    First Savings & Loan Association of America (Guam)
    Bancorp Finance of Hawaii-Guam, Inc.

  BANCORP LIFE INSURANCE COMPANY OF HAWAII, INC.

  BANCORP INSURANCE AGENCY OF HAWAII, INC.

  BANCORP HAWAII INSURANCE SERVICES, LTD.

  BANK OF HAWAII

  Subsidiaries:

   Bancorp Leasing of Hawaii, Inc. (Parent)--(Leasing)

    Subsidiaries:

    Bankoh Equipment Leasing Corp.
    Arbella Leasing Corp.
    S.I.L., Inc.
    Bancorp Leasing of America, Inc.
    Bancorp Leasing International, Inc.
    BNE Airfleets Corporation

  Hawaiian Trust Company, Limited--(Trust Services)

  American Financial Services of Hawaii, Inc. (Parent)

  Subsidiaries:

    American Trust Co. of Hawaii, Inc.
    Bishop Trust Company, Ltd.

  Bankoh Investment Advisory Services, Ltd.--(Advisory Services)

  Realty and Mortgage Investors of the Pacific, Ltd.--(Real Estate Lending)

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  Bank of Hawaii International Corp., New York--(Edge Act Office)

  Bank of Hawaii International, Inc.--(Foreign Holding Company)

  Subsidiaries:

    Hawaii Financial Corp. (Hong Kong), Limited

Inactive Subsidiaries:

  Bancorp Business Systems of Hawaii, Inc.
  Bancorp Hawaii Service Corp.
  Bancorp Investment Advisory Services, Inc.
  Investors Pacific Limited
  Hawaiian Hong Kong Holdings, Ltd.

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